Exhibit 4.11

POWERMED, INC.

2000 STOCK OPTION PLAN

1.                         Purpose of Plan

The purpose of this 2000 Stock Option Plan (the “Plan”) is to provide additional incentive to officers, directors and key employees of and important consultants to PowerMed, Inc., a Pennsylvania corporation (the “Company”), and each present or future parent or subsidiary corporation, by encouraging them to invest in shares of the Company’s common stock (“Common Stock”), and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company’s continued success and progress, to the mutual benefit of officers, directors, employees and shareholders.

2.                         Aggregate Number of Shares

Nine Hundred Thousand (900,000), amended to 10,500,000 shares total, shares of the Company’s Common Stock shall be the aggregate number of shares that may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of the Preferred Stock and/or Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee (defined in Section 4(a) below), deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares of stock which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Committee. Reacquired shares of the Company’s Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Stock of the Company subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan.

3.                         Class of Persons Eligible to Receive Options

All officers, directors and key employees of, and consultants to, the Company and of any present or future Company parent or subsidiary corporation are eligible to receive an option or options under this Plan. The individuals who shall, in fact, receive an option or options shall be selected by the Committee, in its sole discretion, except as otherwise specified in Section 4 hereof. No individual may receive options under this Plan for more than twenty percent (20%) of the total number of shares of the Company’s Common Stock authorized for issuance under this Plan.

4.                         Administration of Plan

(a)                      This Plan shall be administered by an Option Committee appointed by the Company’s Board of Directors (the “Board”). The Option Committee shall consist of a minimum of two and a maximum of five members of the Board; after the registration of the Company’s Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), each member of the Option Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act, or any future corresponding rule, except that the failure of the Option Committee for any reason to be composed solely of Non-Employee Directors shall not prevent an option from being considered granted under this Plan. The term “Committee”, as used in this Plan and the options granted hereunder, refers to the Option Committee referred to above.

(b)                     The Committee shall, in addition to its other authority and subject to the provisions of this Plan, determine which individuals shall in fact be granted an option or options, whether the option shall be an Incentive Stock Option or a Non-Qualified Stock Option (as such terms are defined in Section 5(a) below), the number of shares to be subject to each of the options, the time or times at which the options shall be granted, the rate and times of option exercisability, and, subject to Section 5 hereof, the price at which each of the options is exercisable and the duration of the option.

(c)                      The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with the Plan to the Committee or for the acts or omissions of any other members of a Committee.

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(d)                     Subject to the numerical limitations on Committee membership set forth in Section 4(a) hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors, if it so desires.

5.                         Incentive Stock Options and Non-Qualified Stock Options

(a)                      Options issued pursuant to this Plan may be either Incentive Stock Options granted pursuant to Section 5(b) hereof or Non-Qualified Stock Options granted pursuant to Section 5(c) hereof, as determined by the Committee. An “Incentive Stock Option” is an option which satisfies all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations thereunder, and a “Non-Qualified Stock Option” is an option which either does not satisfy all of those requirements or the terms of the option provide that it will not be treated as an Incentive Stock Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for Incentive Stock Options issued under this Plan shall be equal at least to the “Fair Market Value” (as defined below) of the Company’s Common Stock on the date of the grant of the Option and the option price for Non-Qualified Stock Options may or may not be equal to such Value. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an individual who owns more than 10 percent (10%) of the total combined voting power of all classes of outstanding stock of the Company a (“10% Shareholder”), the exercise price per share shall be at least 110 percent (110%) of such Fair Market Value. For purposes of this paragraph in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors, lineal descendants and other parties, if any, referred to in Section 267 of the Code. The Fair Market Value of the Company’s Common Stock on any particular date shall mean the last reported sale price of a share of the Company’s Common Stock on any stock exchange on which such Stock is then listed or admitted to trading, or on the NASDAQ National Market System or Small Cap NASDAQ, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the NASDAQ National Market System or Small Cap NASDAQ, or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined by the Committee in good faith and in its reasonable discretion to equal the then fair market value per share of Common Stock.

(b)                     Subject to the authority of the Committee set forth in this Plan’s Incentive Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Incentive Stock Options shall not be exercisable after the expiration of ten years from the date such options are granted, unless terminated earlier under the terms

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of the option, except that options granted to individuals described in Section 422(b)(6) of the Code shall conform to the provisions of Section 422(c)(5) of the Code. At the time of the grant of an Incentive Stock Option hereunder, the Committee may, in its sole and absolute discretion, set, amend or supplement any of the option terms contained in Appendix I for any particular optionee provided that the option as amended or supplemented satisfies the requirements of Section 422 of the Code and the applicable Treasury Regulations thereunder. Each of the options granted pursuant to this Section 5(b) is intended, if possible, to be an “Incentive Stock Option” as that term is defined in Section 422 of the Code and the Treasury Regulations thereunder. In the event this Plan or any option granted pursuant to this Section 5(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment. If such conformity may not be achieved by amendment, such option shall be deemed to be a Non-Qualified Stock Option.

(c)                      Subject to the authority of the Committee set forth in this Plan, Non-Qualified Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix II hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Non-Qualified Stock Options shall expire ten years after the date they are granted, unless terminated earlier under the option terms. At the time of granting a Non-Qualified Stock Option hereunder, the Committee may, in its sole and absolute discretion, set, amend or supplement any of the option terms contained in Appendix II for any particular optionee.

(d)                     Neither the Company nor any of its current or future parent, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event (i) an option granted pursuant to Section 5(b) hereof does not qualify as an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax treatment pertaining to an Incentive Stock Option; or (iii) any option granted pursuant to Section 5(c) hereof is an “Incentive Stock Option.”

(e)                      Except as otherwise provided in Section 422 of the Code and Treasury Regulations thereunder or any successor provision, no Incentive Stock Option granted pursuant to this Plan shall be transferable other than by will or the laws of descent and distribution. Except as otherwise provided by the Rules and Regulations of the Securities and Exchange Commission, the Committee at the time of grant of a Non- Qualified Stock Option may provide that such stock option is transferable to any “family member” of the optionee by gift or qualified domestic relations order. For purposes of this section, a family member includes any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including

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adoptive relationships, any person sharing the grantee’s household (other than a tenant or employee), a trust in which these persons have more than 50 percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons or the grantee own more than 50 percent (50%) of the voting interests.

6.                         Limitations on Exercise of Incentive Stock Options

In addition to the restrictions on exercise described in Section 5(b) hereof, for any calendar year, the ability of an employee to exercise any Option granted under this Plan shall also be limited to the extent provided under the express terms of such Option.

7.                         Amendment, Supplement, Suspension and Termination

Options shall not be granted pursuant to this Plan after the expiration of ten years from the date the Plan is adopted by the Board. The Board reserves the right at any time, and from time to time, to amend or supplement this Plan, including the forms of option agreement attached hereto, in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board; provided, however, that such action shall not affect options granted under the Plan prior to the actual date on which such action occurred. If an amendment or supplement of this Plan is required by the Code or the Treasury Regulations thereunder to be approved by the shareholders of the Company in order to permit the granting of “Incentive Stock Options” (as that term is defined in Section 422 of the Code and Treasury Regulations thereunder) pursuant to the amended or supplemented Plan, such amendment or supplement shall also be approved by the shareholders of the Company in such manner as is prescribed by the Code and the Treasury Regulations thereunder. If the Board voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

8.                         Effectiveness of Plan

This Plan shall become effective on the date of its adoption by the Board, subject however to any required approval by the holders of the Company’s Stock in the manner as prescribed in the Code and the Treasury Regulations thereunder. Options may be granted under this Plan prior to obtaining any required shareholder approval, provided such options shall not be exercisable until any required shareholder approval is obtained.

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9.                         General Conditions

(a)                      Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation to terminate his employment in any way.

(b)                     Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any director or consultant the right to continue as a director of, or consultant to, the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation, or their respective shareholders, to terminate the directorship of any such director or the consultancy relationship of any such consultant.

(c)                      Corporate action constituting an offer of stock for sale to any, person under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Committee authorizes the grant of the option to the person, regardless of when the option is actually delivered to the person or acknowledged or agreed to by him.

(d)                     The terms “parent corporation” and “subsidiary corporation” as used throughout this Plan, and the options granted pursuant to this Plan, shall (except as otherwise provided in the option form) have the meaning that is ascribed to that term in Section 422(b) of the Code and the regulations thereunder, and the Company shall be deemed to be the grantor corporation for purposes of applying such meaning.

(e)                      References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

(f)                        The use of the masculine pronoun shall include the feminine gender whenever appropriate.

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APPENDIX I

POWERMED, INC.

INCENTIVE STOCK OPTION

To:
Name

Address

Date of Grant:

You are hereby granted an option, effective as of the date hereof, to purchase                               shares of common stock, no par value (“Stock”), of PowerMed, Inc., a Pennsylvania corporation (the “Company”) at a price of $                       per share pursuant to the Company’s 2000 Stock Option Plan (the “Plan”).

Your option does not become vested prior to the earliest of (a) the exercisability dates described in the next succeeding paragraph, (b) the first closing date for the initial public offering of the Stock of the Company (or of a holding company owning all of the Company’s outstanding Common Stock) in which the Company (or such holding company) raises at least $10 million (the “IPO Date”), or (c) upon the occurrence of a Change of Control (as defined below).

Your option may be exercised in accordance with Schedule A attached hereto (“Exercise Schedule”). The number of shares subject to the option exercisable at any time shall be the total number then exercisable in accordance with the Exercise Schedule minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). No fractional shares shall be issued or delivered. This option shall terminate and is not exercisable after ten years from the date of its grant (the “Scheduled Termination Date”), except if terminated earlier as hereafter provided.

Notwithstanding anything in the foregoing to the contrary, in addition to the restrictions on exercise described above for any calendar year, any options granted hereunder shall become exercisable solely to the extent that the aggregate fair market value (“FMV”) of the Stock (as determined for purposes of Section 422(d) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto) with respect to which the options are exercisable for the first time in such calendar year does not exceed $100,000. For these purposes, (i) the FMV of the optioned Stock shall be determined as of the date of grant of the related option, (ii) options shall be taken into account in the order in which they were granted, and (iii) any options which would have been exercisable in a calendar year but for the restriction in the immediately preceding sentence shall become exercisable in the following calendar year subject to: (x) the restrictions provided in the immediately preceding sentence (as determined for such following calendar year), and (y) the limitations otherwise described in this option or the Plan.

In the event of the occurrence of a “Change of Control” (as hereafter defined) of the Company, your option may, from and after the date of the Change of Control, be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option (as adjusted for stock dividends, stock splits, combinations of shares and what the Committee deems in its sole discretion to be similar circumstances) and your vesting date will accelerate accordingly. A “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

1.                           A change within a twelve-month period in the holders of more than 80% of the outstanding voting stock of the Company;

2.                           A sale of all or substantially all of the Company’s assets;

3.                           A merger or consolidation of the Company where the Company’s shareholders prior to the merger do not control the surviving entity;

4.                           A dissolution or liquidation of the Company; or

5.                           Any other event deemed by the Committee to constitute a “Change of Control”.

You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called “cashless exercise”; (b) (unless prohibited by the Committee) certificates representing shares of Stock of the Company, which will be valued by the Secretary of the Company at the Fair Market Value per share of the Company’s Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Committee) any combination of cash and Stock of the Company valued as provided in clause (b). The use of the so-called “attestation procedure” to exercise a stock option may be permitted by the Committee. Any assignment of the Company’s Stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

Your option will, to the extent not previously exercised by you, terminate three months after the date on which your employment by the Company or a Company subsidiary corporation is terminated (whether such termination be voluntary or involuntary) other than by reason of disability as defined in Section 422(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, or death, in which case your option will terminate one year from the date of termination of employment due to disability or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by a Company subsidiary corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation.

If you die while employed by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company or a Company parent or subsidiary corporation is terminated by reason of your becoming disabled (within the meaning of Section 422(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.

In the event of any change in the outstanding shares of the Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

Notwithstanding anything to the contrary contained in this option, in the event of a sale or a proposed sale of the majority of the stock or assets of the Company or a proposed Change of Control, the Committee shall have the right to terminate this option upon thirty (30) days written notice to you. Nothing in this Agreement shall be construed to limit or restrict your ability to exercise this Option (but only to the extent exercise is otherwise available to you under the terms hereof) prior to the close of such thirty (30) day period.

This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

(a)                      Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

(b)                     Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable;

(c)                      During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell;

(d)                     Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) the employee’s portion of other federal, state and local payroll and other taxes due in connection with the option exercise; or

(e)                      Until any applicable restrictions on exercisability are satisfied.

The following two paragraphs shall be applicable if, on the date of exercise of this option, the Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred (there being no obligation on the Company to effect such registration):

(a)                      The optionee hereby agrees, warrants and represents that he will acquire the Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

(b)                     The certificates for Stock to be issued to the optionee hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that  the proposed transaction will be exempt from such registration.”

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

In addition to the foregoing, the shares shall bear a legend which recites any other applicable restrictions upon the transferability of the stock.

It is the intention of the Company and you that this option shall, if possible, be an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder. In the event this option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an “Incentive Stock Option,” this option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment. If such conformity may not be achieved by amendment, such options shall be deemed to be a Non-Qualified Stock Option.

Nothing herein shall modify your status as an at-will employee of the Company. Further, nothing herein guarantees you employment for any specified period of time. This means that either you or the Company may terminate your employment at any time for any reason, or no reason. You recognize that, for instance, you may terminate your employment or the Company may terminate your employment prior to the date on which your option becomes vested.

Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two (2) weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Pennsylvania.

Please sign the copy of this option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions including Schedule A hereto.

POWERMED, INC.

By:

I hereby acknowledge receipt of a copy of the foregoing stock option and the 2000 Stock Option Plan and, having read them, hereby signify my understanding of, and my agreement with, all of the terms and conditions thereof including Schedule A hereto. I accept this option in full satisfaction of any previously written or verbal promises made to me with respect to option grants.

(Signature)	(Date)

Schedule A
ISO Stock Exercise Schedule

Dates	Exercisable	Shares

APPENDIX II

POWERMED, INC.

NON-QUALIFIED STOCK OPTION

To:

Name

Address

Date of Grant:

You are hereby granted an option, effective as of the date hereof, to purchase                            shares of common stock, no par value (“Stock”), of PowerMed, Inc., a Pennsylvania corporation (the “Company”) at a price of $                   per share pursuant to the Company’s 2000 Stock Option Plan (the “Plan”).

Except as otherwise provided below, your option does not become vested prior to the latest of (a) the exercisability dates described in the next succeeding paragraph and (b) the earlier of (i) the first closing date for the initial public offering of the Stock of the Company (or of a holding company owning all of the Company’s outstanding Common Stock) in which the Company (or such holding company) raises at least $10 million (the “IPO Date”), or (ii) upon the occurrence of a Change of Control (as defined below).

Your option may be exercised in accordance with Schedule A attached hereto (“Exercise Schedule”). The number of shares subject to the option exercisable at any time shall be the total number then exercisable in accordance with the Exercise Schedule minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). No fractional shares shall be issued or delivered. This option shall terminate and is not exercisable after ten years from the date of its grant (the “Scheduled Termination Date”), except if terminated earlier as hereafter provided.

In the event of the occurrence of a “Change of Control” (as hereafter defined) of the Company after which your employment with the Company is terminated by the Company (or its successor) without cause, your option may, from and after the date of the Change of Control, be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option (as adjusted for stock dividends, stock splits, combinations of shares and what the Committee deems in its sole discretion to be similar circumstances) and your vesting date will accelerate accordingly. A “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

1.                          A change within a twelve-month period in the holders of more than 80% of the outstanding voting stock of the Company;

2.                          A sale of all or substantially all of the Company’s assets;

3.                          A merger or consolidation of the Company where the Company’s shareholders prior to the merger do not control the surviving entity;

4.                          A dissolution or liquidation of the Company; or

5.                          Any other event deemed by the Committee to constitute a “Change of Control”.

You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called “cashless exercise”; (b) (unless prohibited by the Committee) certificates representing shares of Stock of the Company, which will be valued by the Secretary of the Company at the Fair Market Value per share of the Company’s Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Committee) any combination of cash and Stock of the Company valued as provided in clause (b). The use of the so-called “attestation procedure” to exercise a stock option may be permitted by the Committee. Any assignment of the Company’s Stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

Your option will, to the extent not previously exercised by you, terminate three months after the date on which your employment by the Company or a Company subsidiary corporation is terminated (whether such termination be voluntary or involuntary) other than by reason of disability as defined in Section 422(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations

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thereunder, or death, in which case your option will terminate one year from the date of termination of employment due to disability or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by a Company subsidiary corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation.

If you die while employed by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company or a Company parent or subsidiary corporation is terminated by reason of your becoming disabled (within the meaning of Section 422(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.

In the event of any change in the outstanding shares of the Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

Notwithstanding anything to the contrary contained in this option, in the event of a sale or a proposed sale of the majority of the stock or assets of the Company or a proposed Change of Control, the Committee shall have the right to terminate this option upon thirty (30) days written notice to you. Nothing in this Agreement shall be construed to limit or restrict your ability to exercise this Option (but only to the extent exercise is otherwise available to you under the terms hereof) prior to the close of such thirty (30) day period.

This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option

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price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such would violate a federal, state, local or securities exchange rule, regulation or law.

Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

(a)                      Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

(b)                     Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

(c)                      During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate federal, state or local securities rules, regulations or laws, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

(d)                     Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) the employee’s portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

(e)                      Until any applicable restrictions on exercisability are satisfied.

The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred (there being no obligation on the Company to effect such registration):

(a)                      The optionee hereby agrees, warrants and represents that he will acquire the Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Stock to be issued hereunder without an effective registration statement under the Securities

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Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

(b)                     The certificates for Stock to be issued to the optionee hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for  investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

The sole purpose of the agreements, warranties, representations and legend set-forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

In addition to the foregoing, the share certificates shall bear a legend which recites any other applicable restrictions upon the transferability of the stock.

It is the intention of the Company and you that this option shall not be an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder.

Nothing herein shall modify your status as an at-will employee of the Company. Further, nothing herein guarantees you employment for any specified period of time. This means that either you or the Company may terminate your employment at any time for any reason, or no reason. You recognize that, for instance, you may terminate your employment or the Company may terminate your employment prior to the date on which your option becomes vested.

Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to

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time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Pennsylvania.

Please sign the copy of this option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions including Schedule A hereto.

POWERMED, INC.

By:

I hereby acknowledge receipt of a copy of the foregoing stock option and the 2000 Stock Option Plan and, having read them, hereby signify my understanding of, and my agreement with, all of the terms and conditions thereof including Schedule A hereto. I accept this option in full satisfaction of any previously written or verbal promises made to me with respect to option grants.

(Signature)	(Date)

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